UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 28, 2006

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive Marlborough, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 323-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

Compensation Determinations for Officers.

On June 20, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of 3Com Corporation (“3Com”) made the following compensation determinations for 3Com’s officers:

•	Made no change to base salaries for fiscal 2007 (they will remain at fiscal 2006 levels).
•	Approved bonus payments to 3Com’s officers for the second half of fiscal 2006.
•

Although previously-established metrics were not achieved, the Committee approved discretionary bonus payments after considering 3Com’s performance during the second half of fiscal 2006, current market conditions and the performance of the individual officers.

•

Bonus payments awarded were equal to 25% of each officer’s target bonus amount for the second half of fiscal 2006 (except for the Chief Executive Officer, whose bonus payment was 50% of target). In each case, the bonus was pro-rated based on time worked at 3Com during the period.

•

In addition to the officer bonus discussed above, in accordance with his offer letter, the Senior Vice President, Worldwide Sales and Marketing also received a pro-rated sales bonus equal to 75% of his target sales bonus amount (40% of his base salary) for the fourth quarter of fiscal 2006.

•

Set fiscal 2007 annual target officer bonus amounts (expressed as a percentage of base salary and payable in two payments, one for each six-month period within fiscal 2007). The targets were unchanged from fiscal 2006 levels.

•

Set fiscal 2007 annual target sales bonus amounts for the Senior Vice President, Worldwide Sales and Marketing (expressed as a percentage of base salary and payable in four payments, one for each quarterly period within fiscal 2007)

•	Approved the financial metrics required for officers to earn bonuses for the first half of fiscal 2007.

The following table and accompanying text describes in further detail the compensation determinations discussed above:

Officer	Title	FY2007 Base Salary	FY2007 Target Officer Bonus as a % of Base Salary	FY2007 Target Sales Bonus as a % of Base Salary	FY2006-2nd Half Bonus Payment	FY2006- 4th Quarter Sales Bonus Payment

R. Scott Murray	President and Chief Executive Officer	$650,000	100%		$113,975
Donald M. Halsted, III	Executive Vice President and Chief Financial Officer	$350,000	65%		$28,437
Neal D. Goldman	Senior Vice President Management Services, Secretary and General Counsel	$375,000	65%		$30,469
Robert Dechant	Senior Vice President, Worldwide Sales and Marketing	$325,000	60%	40%	$5,891	$12,452
James Hamilton	President, TippingPoint Division	$350,000	65%		$28,437
Marc Willebeek-LeMair	Chief Technology Officer and Senior Vice President, Product Operations	$350,000	65%	$28,437

Fiscal 2007 Officer Bonus Targets and First Half 2007 Financial Metrics. The Committee established a target bonus opportunity for each of the officers for fiscal 2007 expressed as a percentage of base salary. The Committee set metrics for the first half of fiscal 2007 - defining when bonus payouts would be earned - based on the achievement of specified financial goals with respect to (1) 3Com’s operating profit on a non-GAAP basis and (2) various segment and divisional financial results in the following categories: revenue; non-GAAP operating profit; and contribution margin (defined as gross margin minus research and development expenses, adjusted for certain items). For each officer, the metrics were weighted between 20%-60% of a total 100% potential bonus opportunity. Each metric could be earned individually and independent of attainment of thresholds for other metrics, provided that no payouts are permitted unless the segment non-GAAP operating profit metric is achieved at “threshold level” or higher.

Although the “target” bonus amounts are set forth in the table above, the bonus potential ranges from 50%-200% of target amounts, based on the degree of attainment of financial metrics. For each metric described above, the Committee set goals for payouts of bonus at three levels: “threshold” (the achievement of which would result in a payout of 50% of target bonus amounts), “target” (the achievement of which would result in a payout of 100% of target bonus amounts) and “maximum” (the achievement of which would result in a payout of 200% of target bonus amounts). The actual payout would be based on a sliding scale for achievement attained in between specified levels, although no payouts would result unless, at a minimum, “threshold” achievement levels were attained. No payouts above 200% of target are permitted.

Officer bonuses are earned and paid semi-annually. Amounts calculated as per the methodology described above would therefore be divided by two for each bonus period.

Fiscal 2007 Sales Bonus Targets and First Quarter 2007 Financial Metrics - Dechant. In addition to the officer bonus described above, the Committee established a target sales bonus opportunity for Mr. Dechant for fiscal 2007 expressed as a percentage of base salary. The target is set forth in the table above. The Committee set metrics for the first quarter of fiscal 2007 - defining when Mr. Dechant’s sales bonus payout would be earned - based on the achievement of specified financial goals with respect to specified divisional financial results in the following categories: revenue; adjusted gross margin; and sales direct margin (defined as gross margin minus sales and marketing expense). These metrics were weighted between 10%-70% of a total 100% potential bonus opportunity. Each metric could be earned individually and independent of attainment of thresholds for other metrics.

Although the “target” sales bonus amount is set forth in the table above, the bonus potential ranges from 75%-200% of target amounts, based on the degree of attainment of financial metrics. For each metric described above, the Committee set goals for payouts of bonus at various levels. These goals were expressed as target ranges that correspond to pay-outs at one of the following bonus amounts: 75% of target amount, 100% (target), 125% of target amount, 150% of target amount and 200% of target amount. No payouts would result unless, at a minimum, specified threshold achievement levels were attained for the relevant metric. No payouts above 200% of target are permitted. In addition, no payout above 100% for the revenue metric will be permitted unless adjusted gross margin achieves a minimum specified threshold.

Sales bonus for Mr. Dechant is earned and paid quarterly. Amounts calculated as per the methodology described above would therefore be divided by four for each bonus period.

Other. The Committee may, in its discretion, make bonus payouts irrespective of whether financial metrics have been attained. In addition, certain officers are entitled to guaranteed minimum payments based on previously-disclosed employment arrangements.

Increase in Retainer for Chair of Audit and Finance Committee. On March 28, 2006, the Committee increased the annual retainer of the Chairman of the Audit and Finance Committee of the Board of Directors of 3Com from $2,500 to $5,000, effective September 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: June 26, 2006	By:	/S/ NEAL D. GOLDMAN
Neal D. Goldman Senior Vice President Management Services, Secretary and General Counsel